UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 1, 2009

Aradigm Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

California	0-28402	94-3133088
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3929 Point Eden Way, Hayward, California		94545
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(510) 265-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

On June 1, 2009, Aradigm Corporation ("Aradigm") received a written notice from United Therapeutics Corporation ("United") seeking to terminate the Exclusive License, Development and Commercialization Agreement (the "Agreement") dated August 30, 2007 between Aradigm and Lung Rx, Inc. ("Lung Rx"), a wholly-owned subsidiary of United, effective July 1, 2009. The Agreement was included as an exhibit to the Aradigm 10-Q filed with the SEC on November 14, 2007. Lung Rx did not assert the existence of any technical problems with Aradigm’s AERx® technology or any safety or efficacy concerns.

Aradigm believes that Lung Rx is not entitled to terminate the Agreement and expects to engage in discussions concerning Lung Rx’s payment obligations to Aradigm under the Agreement over the next several weeks. Aradigm is discontinuing certain business activities that it was undertaking to support the collaboration and will be eliminating the positions of approximately 13 full time equivalent personnel who were devoting all or substantially all of their time to supporting the collaboration.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aradigm Corporation

June 5, 2009	By:	/s/ D. Jeffery Grimes

Name: D. Jeffery Grimes
Title: Vice President, Legal Affairs, General Counsel and Secretary